Exhibit 10.19
WORKING CAPITAL COMMERCIAL NOTE
IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.
Date: August 6, 2008 (“Closing Date”)
Borrower: Horne International, Inc., a Delaware corporation (“Borrower”)

Borrower’s Address:	2677 Prosperity Avenue, Suite 300
airfax, VA 22031
Lender: Darryl K. Horne (“Lender”)

Lender’s Address:

Loan Amount: Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) (“Loan Amount”)
     For Value Received, the Borrower promises to pay to the order of Lender, his successors and assigns, at the above address or such other address as Lender may in writing designate, without offset, in U.S. Dollars, and in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this commercial note and any modifications, renewals, extensions or replacements thereof (this “Note”) if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below.
     1. Interest. Interest will accrue on an actual/360 basis (on the actual number of days elapsed over a year of 360 days). Interest shall accrue from the date of disbursement on the unpaid principal balance and shall continue to accrue until this Note is paid in full. Subject to the foregoing, interest per annum payable on this Note (the “Rate”) shall be eight and one-half percent (8%) per annum fixed for the term of the loan; provided, however, that if any installment of interest or payment of principal and interest accrued and due at maturity remains unpaid and past due on the fifteenth (15th) day after the due date of such payment, the Borrower agrees to pay a late charge of five percent (5%) of the amount which is past due. Upon the occurrence of an event of default, as of the date of such event of default, the Lender shall be entitled to interest on the unpaid principal balance of this Note at a default rate of three percent (3%) above the Rate (“Default Rate”) until the indebtedness is paid in full.
     2. Repayment Terms and Maturity Date. Principal and interest shall be repaid in one installment within 5 days of the receipt of the JLL DEA receivable by Horne International, Inc..
     3. Prepayment. The Loan may be prepaid in full or in part, without premium or penalty, at any time.
     4. Collateral. Payment of this Note is hereby is secured by a lien against the outstanding JLL DEA receivable.

     5. Loan Purpose. The Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity).
     6. Representations and Warranties. This Note has been duly executed and delivered by Borrower, constitutes Borrower’s valid and legally binding obligations and is enforceable in accordance with its terms against Borrower. The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower, (c) violate or result in the breach of any material agreement to which Borrower is a party, nor (d) violate Borrower’s charter or bylaws as applicable. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.
     7. Default, Acceleration and Setoff. An “event of default” shall occur hereunder upon the occurrence of any one or more of the following events or conditions:
     (a) the failure by the Borrower to pay when due, whether by acceleration or otherwise or at the Maturity Date, any amount owed under this Note;
     (b) the failure of the Borrower to perform any covenant, promise or obligation contained in this Note, in the mortgage securing this Note or any other agreement to which the Borrower and the Lender are parties;
     (c) the breach of any of the Borrower’s representations or warranties contained in this Note;
     (d) the declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of the Borrower;
     (e) the insolvency or inability of the Borrower to pay debts as they mature; the Borrower’s application for the appointment of a receiver or the filing of a petition or the commencement of a proceeding by or against the Borrower under any provision of any applicable Bankruptcy Code or other insolvency law or statute, or any assignment for the benefit of creditors by or against any Obligor;
     (f) the sale or transfer by the Borrower of all or substantially all of the Borrower’s assets other than in the ordinary course of business;
     The Lender shall not be obligated to fund this Note or make any advance or further advance under this Note if an event of default exists or would exist if such funding occurred or such advance made. Upon the occurrence of an event of default, the Lender shall, at its option, have the remedies provided herein and by any other agreement between the Lender and the Borrower or under applicable law, including without limitation, declaring the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, to be due and payable immediately without presentment, demand, protest, or notice of any kind, except notice required by law.

     Upon the occurrence of an event of default under section (f) above, the entire outstanding principal balance, together with all interest thereon and any other amounts due under this Note, shall automatically become due and payable without presentment, demand, protest, or notice of any kind except notice required by law, and the Lender’s obligation to make advances under this Note shall automatically terminate without notice or further action by the Lender.
     8. Other Costs. The Borrower agrees to pay the following: (a) all expenses, including, without limitation, any and all costs incurred by the Lender related to default, all court costs and out-of-pocket collection expenses and reasonable attorneys’ fees, whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of the Collateral granted as security for the payment of this Note, including the cost of appraisals, appraisal updates, reappraisals or environmental inspections which the Lender from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of the Borrower with respect to the Collateral; (d) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences; and (e) any other charges permitted by applicable law. The Borrower agrees to pay such amounts on demand or, at the Lender’s option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate.
     9. Waivers. The Borrower waives presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note, and waives any discharge or defenses based on suretyship or impairment of Collateral or of recourse. The Borrower waives any rights to require the Lender to proceed against any other person before proceeding against the Borrower.
     10. Judgment by Confession. THE BORROWER HEREBY DULY CONSTITUTES AND APPOINTS                                                        and                                                         AS THE TRUE AND LAWFUL ATTORNEY-IN-FACT FOR THE BORROWER IN ANY PLACE AND STEAD, AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, TO CONFESS JUDGMENT AGAINST THE BORROWER IN THE CIRCUIT COURT FOR FAIRFAX COUNTY, VIRGINIA, UPON THIS NOTE AND ALL AMOUNTS OWED HEREUNDER, HEREBY RATIFYING AND CONFIRMING THE ACTS OF SAID ATTORNEY-IN-FACT AS IF DONE BY THE BORROWER, EXPRESSLY WAIVING BENEFIT OF ANY HOMESTEAD OR OTHER EXEMPTION LAWS.
     11. Waiver of Jury Trial. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO OR ACCEPT TO THIS NOTE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NEITHER THE LENDER OR ANY REPRESENTATIVE OR AGENT OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

     12. Hold Harmless. Borrower hereby indemnifies and agrees to hold the Lender and his agents harmless from and against all claims, damages, liabilities (including reasonable attorneys’ fees and legal expenses), causes of action, actions, suits and other legal proceedings (collectively, “Claims”) in any matter relating to or arising out of this Note or any loan document executed in connection with this Note, or any act, event or transaction related thereto or to the Collateral. Borrower shall immediately provide the Lender with written notice of any such Claim. Upon request of the Lender, the Borrower shall defend the Lender from such Claims, and pay the attorneys’ fees, legal expenses and other costs incurred in connection therewith, or in the alternative, the Lender shall be entitled to employ its own legal counsel to defend such Claims at Borrower’s sole expense.
     13. Miscellaneous. All amounts received by the Lender shall be applied to expenses, late fees and interest before principal or in any other order as determined by the Lender, in it sole discretion, as permitted by law. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of the Lender to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. The captions of the paragraphs of this Note are for convenience only and shall not be deeded to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to the Borrower or the Lender pursuant to the terms of this Note shall be in writing and may be given to the respective address of the Borrower or the Lender at the address as stated above unless notification of a different address is given in writing. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the Borrower or the Lender at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail. Notwithstanding any provision of this Note or any loan document executed in connection with this Note to the contrary, the Borrower and the Lender intend that no provision of this Note or any loan document executed in connection with this Note be interpreted, construed, applied, or enforced in a way that will permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the jurisdiction indicated below, or federal law if federal law preempts the law of such jurisdiction with respect to this transaction (the “Maximum Permitted Rate”). If, however, any such provision is so interpreted, construed, applied, or enforced, Borrower and the Lender intend (a) that such provision automatically shall be deemed revised so as to require payment only of interest at the Maximum Permitted Rate; and (b) if interest payments in excess of the Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited retroactively in reduction of the then-outstanding principal amount of this obligation, together with interest at the Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the Borrower and the Lender intend (a) that all charges be excluded to the extent they are properly excludable under the usury laws of Virginia, as they from time to time are determined to apply to this obligation; and (b) that all charges that may be spread in the manner provided by statute of the jurisdiction indicated or any similar law, be so spread.

     14. Controlling Law. This Note shall be governed by and construed and enforced under the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of laws thereof; provided, however, that foreclosure of the lien of the mortgage shall be governed by the laws of the State of Florida. Unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, the Borrower consents to the jurisdiction and venue of any court located in the Commonwealth of Virginia.
     WITNESS the following signatures and seals.

BORROWER:	LENDER:

Horne International, Inc., a Delaware corporation	Darryl K. Horne

By:	By:

Name:	Name:

Title:	Title:

Note

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